As filed with the Securities and Exchange Commission on July 25, 2003
                                                      Registration No. 333-73364
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

            --------------------------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  ---------------------------------------------
                              Thor Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                  ---------------------------------------------

              Delaware                                   93-0768752
   (State or Other Jurisdiction of                    (I.R.S. Employer
   Incorporation or Organization)                    Identification No.)

                              419 West Pike Street
                           Jackson Center, Ohio 45334
                                 (937) 596-6849
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)
                  ---------------------------------------------
                               Wade F.B. Thompson
                        President, Chairman of the Board
                           and Chief Executive Officer
                              Thor Industries, Inc.
                              419 West Pike Street
                           Jackson Center, Ohio 45334
                                 (937) 596-6849
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:

                                Alan Siegel, Esq.
                       Akin Gump Strauss Hauer & Feld LLP
                               590 Madison Avenue
                            New York, New York 10022
                                 (212) 872-1000

     Approximate date of commencement of proposed sale to the public: From time to time as determined by the selling stockholders.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

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


                              THOR INDUSTRIES, INC.

                                 DE-REGISTRATION


This Registration Statement, effective December 5, 2001, registered such number of securities described in Registration Statement No. 333-73364 in offerings made from time to time by the selling stockholders, up to a total of 1,905,568 shares of common stock, par value $0.10 per share, of Thor Industries, Inc. Of the 1,905,568 shares originally registered, 1,894,316 shares have been sold by the selling stockholders. Pursuant to this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-73364, we are now de-registering the remaining 11,252 shares, which have either been sold or are eligible for sale pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Thor Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-73364 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on July 25, 2003.

                                  THOR INDUSTRIES, INC.

                                  By:      /s/ Wade F.B. Thompson
                                      ------------------------------------
                                      Name:     Wade F.B. Thompson
                                      Title:    President, Chairman of the Board
                                                and Chief Executive Officer